Press Release

Excelerate Energy Reports First Quarter 2026 Results

The Woodlands, TX, May 6, 2026 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported its financial results for the first quarter ended March 31, 2026.

RECENT Highlights

•
Reported Net Income of $50.0 million for the first quarter
•
Reported Adjusted EBITDA of $122.2 million for the first quarter
•
Executed a definitive nine-month time charter party agreement with Jordan's National Electric Power Company to deploy the FSRU Excelerate Acadia to the country’s existing LNG import terminal in Aqaba
•
Declared a quarterly cash dividend of $0.08 per share, payable on June 4, 2026

CEO Comment

"Excelerate delivered strong financial and operational results in the first quarter, demonstrating the strength of our contracted asset portfolio and the consistency of our operations around the world. Our global footprint provides revenue and earnings diversification, and it is a core reason we are able to perform across market cycles," said Steven Kobos, President and CEO of Excelerate Energy.

Kobos continued, "Approximately 200 million tonnes of new LNG supply are expected to come online by the end of the decade, and the push for greater supply diversification is accelerating. The need for regasification infrastructure is growing. Our position as a leading global provider, combined with the strength of our balance sheet, positions us to meet that need.

We are revising our full-year guidance to reflect the delayed startup of our Iraq terminal due to the ongoing conflict in the Middle East, mitigated in part by the expected interim deployment of the Excelerate Acadia to Jordan. The Iraq project fundamentals remain unchanged. Looking ahead, we continue to have confidence in our sequenced earnings growth through 2028."

FIRST quarter 2026 Financial REsults

	For the three months ended
(in millions, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Revenues	$433.4	$317.6	$315.1
Operating Income	82.0	70.4	65.7
Net Income	50.0	39.1	52.1
Adjusted Net Income (1)	50.0	39.7	55.6
Adjusted EBITDA (1)	122.2	112.5	100.4
Earnings Per Share (diluted)	0.37	0.28	0.46
Adjusted Earnings Per Share (diluted) (1)	0.37	0.29	0.49

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the first quarter of 2026 increased sequentially from the prior quarter primarily due to vessel optimization and higher LNG, gas, and power margins.

Net Income decreased from the prior year first quarter primarily due to higher interest expense related to the 2030 Notes, seasonal maintenance expenses, and an increase in provision for income taxes, partially offset by an increase in LNG, gas and power sales opportunities, mostly related to the Jamaica acquisition. Adjusted EBITDA for the first quarter of 2026 increased from the prior year first quarter primarily due to an increase in LNG, gas and power sales opportunities mostly due to the impact from the Jamaica acquisition.

Key Commercial Updates

Excelerate’s terminal services operations performed as expected during the first quarter, supported by long-term, high-quality contracts. The Explorer and Express FSRUs remained fully operational in the UAE, with crews safe and assets operating reliably in support of Dubai, Abu Dhabi, and the broader region as part of the UAE’s energy security infrastructure.

In March 2026, in connection with the conflict in the Middle East, Excelerate received a force majeure notice from QatarEnergy related to its long-term LNG supply agreement. The Company issued a corresponding notice to Petrobangla under its long-term supply agreement. The transactions are structured on a back-to-back basis, with delivery obligations aligned to supply commitments and supported by contractual force majeure protections.

In October 2025, Excelerate executed a definitive commercial agreement with a subsidiary of Iraq’s Ministry of Electricity for the development of the country’s first LNG import terminal. The integrated project includes a five-year agreement for regasification services and LNG supply, with extension options, and a minimum contracted offtake of 250 million standard cubic feet per day. Jetty reinforcement and construction of the fixed terminal infrastructure have been delayed temporarily due to the conflict in the Middle East and the terminal is no longer expected to commence operations in the third quarter of 2026 as previously disclosed. Project startup is now expected in 2027. The long-term fundamentals supporting the project remain unchanged, driven by chronic power shortages and limited domestic gas processing capacity in Iraq. Current conditions further reinforce the country’s need for reliable and scalable LNG import infrastructure and construction will resume as conditions allow.

In May 2026, Excelerate executed a nine-month time charter party agreement with Jordan’s National Electric Power Company, NEPCO, to deploy the Excelerate Acadia to the country's existing LNG Terminal in Aqaba. The Excelerate Acadia is expected to commence operations in mid-2026. The interim deployment enhances Jordan's energy security by providing additional regasification capacity and generates incremental earnings for Excelerate while it continues to advance the Iraq integrated import terminal.

Liquidity and capital resources

As of March 31, 2026, Excelerate had $540.1 million in unrestricted cash and cash equivalents and the Company had no letters of credit under its revolving credit facility. All of the $500 million of capacity under the revolving credit facility was available for borrowings as of March 31, 2026.

QUARTERLY CASH DIVIDEND UPDATE

On April 30, 2026, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.08 per share, or $0.32 per share on an annualized basis, of Class A common stock. The dividend is payable on June 4, 2026, to Class A common stockholders of record as of the close of business on May 20, 2026.

2026 Financial Outlook

The Company has revised its full-year 2026 Adjusted EBITDA and committed growth capital guidance to reflect the delayed start up of the integrated Iraq LNG import terminal. Adjusted EBITDA for the full year is now expected to range between $480 million and $510 million. Committed growth capital is now expected to range between $270 million and $300 million. Maintenance capex for 2026 is unchanged and still expected to range between $100 million and $110 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, May 7, 2026. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG and power infrastructure company located in The Woodlands, Texas. Excelerate helps countries around the world enhance their energy security by providing reliable energy infrastructure and increasing access to global LNG markets. The Company delivers services along the LNG to power value chain, including floating regasification terminals, downstream infrastructure development, LNG supply, and power generation. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, Jamaica, Karachi, London, Rio de Janeiro, Singapore, Washington, D.C., and Wilhelmshaven. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies, and you are cautioned not to place undue reliance on this information. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2026 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less cost of LNG, gas and power and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of the Company’s assets.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because management believes it is a useful indicator of the Company’s operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. For the foregoing reasons, Adjusted EBITDA has significant limitations that affect its use as an indicator of the Company’s profitability and valuation.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which it defines as diluted EPS plus the per share impact of its tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the commercial agreement for the development of Iraq’s first LNG import terminal, including the expected timeline and benefits to Excelerate; our future results of operations or financial condition, including our 2026 outlook, business strategy and plans, expansion plans and strategy; economic conditions, both generally and in particular in the regions in which we operate or plan to operate; objectives of management for future operations, our share repurchase program, and projections regarding annual results, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2025, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed project startup receipt of payment or existing or anticipated project cancellation; our ability to realize the anticipated benefits of the Jamaica acquisition, and our ability to manage integration risks of the Jamaica acquisition including expected accretion to earnings per share and the expected increase to our operating cash flow; the competitive market for LNG regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our floating regasification terminals; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our infrastructure assets; the risks inherent in operating our infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our floating regasification terminals; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including trade and tariff developments, wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that we have a reasonable basis for the forward-looking statements contained herein, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In thousands, except share and per share amounts)
Revenues
LNG, gas and power	$275,176	$164,024	$166,725
Terminal services	158,263	153,549	148,365
Total revenues	433,439	317,573	315,090
Operating expenses
Cost of LNG, gas and power (exclusive of items below)	243,045	134,756	160,759
Operating expenses	53,084	51,220	41,938
Depreciation and amortization	31,007	32,403	21,643
Selling, general and administrative expenses	24,336	28,153	21,352
Transition and transaction expenses	—	675	3,682
Total operating expenses	351,472	247,207	249,374
Operating income	81,967	70,366	65,716
Other income (expense)
Interest expense	(24,538)	(24,566)	(11,058)
Interest expense – related party	(3,071)	(3,189)	(3,258)
Earnings from equity method investment	604	644	596
Other income, net	4,476	4,187	6,154
Income before income taxes	59,438	47,442	58,150
Provision for income taxes	(9,460)	(8,356)	(6,027)
Net income	49,978	39,086	52,123
Less net income attributable to non-controlling interests	37,658	29,955	40,736
Net income attributable to shareholders	$12,320	$9,131	$11,387

Net income per common share – basic	$0.38	$0.29	$0.48
Net income per common share – diluted	$0.37	$0.28	$0.46
Weighted average shares outstanding – basic	32,078,044	32,015,667	23,900,116
Weighted average shares outstanding – diluted	32,982,088	32,820,094	106,751,592

Excelerate Energy, Inc.

Consolidated Balance Sheets (Unaudited)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$540,143	$538,234
Current portion of restricted cash	4,188	3,239
Accounts receivable, net	92,728	82,714
Current portion of net investments in sales-type leases	34,302	38,870
Other current assets	95,833	90,308
Total current assets	767,194	753,365
Restricted cash	15,278	15,045
Property and equipment, net	2,129,786	2,132,045
Intangible assets, net	355,309	359,221
Goodwill	238,468	234,994
Operating lease right-of-use assets	162,317	167,188
Net investments in sales-type leases	331,205	337,944
Investments in equity method investee	18,883	18,095
Deferred tax assets, net	24,040	25,224
Other assets	92,619	88,340
Total assets	$4,135,099	$4,131,461
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$8,231	$46,570
Accrued liabilities and other liabilities	161,484	123,027
Current portion of deferred revenues	42,065	57,135
Current portion of long-term debt	23,708	23,521
Current portion of long-term debt – related party	9,872	10,521
Current portion of operating lease liabilities	24,717	23,904
Current portion of finance lease liabilities	25,363	25,382
Total current liabilities	295,440	310,060
Long-term debt, net	908,314	912,788
Long-term debt, net – related party	148,710	151,431
Operating lease liabilities	133,802	138,744
Finance lease liabilities	138,569	144,608
TRA liability	51,122	51,122
Asset retirement obligations	63,633	62,799
Long-term deferred revenues	28,654	29,196
Deferred tax liability	65,276	64,654
Other long-term liabilities	46,406	36,981
Total liabilities	$1,879,926	$1,902,383
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 35,170,045 shares issued as of March 31, 2026 and 34,710,832 shares issued as of December 31, 2025)	35	35
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of March 31, 2026 and December 31, 2025)	82	82
Additional paid-in capital	649,452	634,811
Retained earnings	112,226	102,640
Accumulated other comprehensive loss	(1,013)	(112)
Treasury stock (3,078,888 shares as of March 31, 2026 and 2,685,679 shares as of December 31, 2025)	(69,677)	(54,981)
Non-controlling interests	1,564,068	1,546,603
Total equity	2,255,173	2,229,078
Total liabilities and equity	$4,135,099	$4,131,461

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the three months ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities	(In thousands)
Net income	$49,978	$52,123
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	31,007	21,643
Amortization of operating lease right-of-use assets	6,316	403
ARO accretion expense	834	477
Amortization of debt issuance costs	1,481	737
Deferred income taxes	1,445	759
Share of net earnings in equity method investee	(604)	(596)
Distributions from equity method investee	900	1,530
Long-term incentive compensation expense	3,284	2,152
Changes in operating assets and liabilities:
Accounts receivable	(10,914)	33,029
Other current assets and other assets	(8,162)	29,249
Accounts payable and accrued liabilities	(5,343)	40,037
Current portion of deferred revenue	(15,070)	(27,518)
Net investments in sales-type leases	11,307	10,385
Operating lease assets and liabilities	(5,574)	(463)
Other long-term liabilities	(863)	(9,138)
Net cash provided by operating activities	$60,022	$154,809

Cash flows from investing activities
Purchases of property and equipment	(26,314)	(44,123)
Net cash used in investing activities	$(26,314)	$(44,123)

Cash flows from financing activities
Repurchase of Class A Common Stock	(4,480)	—
Repayments of long-term debt	(5,230)	(11,331)
Repayments of long-term debt – related party	(3,370)	(2,322)
Payment of debt issuance costs	—	(797)
Principal payments under finance lease liabilities	(5,861)	(5,309)
Taxes withheld for long-term incentive compensation	(2,576)	(690)
Dividends paid	(2,701)	(1,450)
Distributions	(7,254)	(5,761)
Other financing activities	656	12
Net cash used in financing activities	$(30,816)	$(27,648)

Effect of exchange rate on cash, cash equivalents, and restricted cash	199	72

Net increase in cash, cash equivalents and restricted cash	3,091	83,110

Cash, cash equivalents and restricted cash
Beginning of period	$556,518	$554,495
End of period	$559,609	$637,605

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In thousands)
LNG, gas and power	$275,176	$164,024	$166,725
Terminal services	158,263	153,549	148,365
Cost of LNG, gas and power	(243,045)	(134,756)	(160,759)
Operating expenses	(53,084)	(51,220)	(41,938)
Depreciation and amortization expense	(31,007)	(32,403)	(21,643)
Gross Margin	$106,303	$99,194	$90,750
Depreciation and amortization expense	31,007	32,403	21,643
Adjusted Gross Margin	$137,310	$131,597	$112,393

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In thousands)
Net income	$49,978	$39,086	$52,123
Add back:
Transition and transaction expenses	—	675	3,682
Tax impact on adjustments	—	(40)	(174)
Adjusted Net Income	$49,978	$39,721	$55,631

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(In thousands)
Net income	$49,978	$39,086	$52,123
Interest expense	27,609	27,755	14,316
Provision for income taxes	9,460	8,356	6,027
Depreciation and amortization expense	31,007	32,403	21,643
Accretion expense	834	821	477
Long-term incentive compensation expense	3,284	3,365	2,152
Transition and transaction expenses	—	675	3,682
Adjusted EBITDA	$122,172	$112,461	$100,420

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Earnings Per Share (diluted)	$0.37	$0.28	$0.46
Add back:
Transition and transaction expenses	—	0.01	0.03
Adjusted Earnings Per Share (diluted)	$0.37	$0.29	$0.49

	2026E	2026E
(In millions)	Low Case	High Case
Income before income taxes	$221	$257
Interest expense	112	107
Depreciation and amortization expense	131	126
Accretion expense	4	3
Long-term incentive compensation expense	12	17
Adjusted EBITDA	$480	$510

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.